 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________

FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CG Automotive Group, Inc. (Exact Name of registrant in its charter)

Florida	3714	27-1738962
(State or jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1900 SW 43rd Terrace
Deerfield Beach, Florida 33442
Telephone: (888) 580-7278 Fax: (888) 874-7571
(Address and telephone number of principal executive offices)

Juan Cruz, President CG Automotive Group, Inc. 1900 SW 43rd Terrace Deerfield Beach, Florida 33442
Telephone: (888) 580-7278 Fax: (888) 874-7571
(Name, address and telephone number of agent for service)

Copies to: Joseph D. MacKenzie Attorney at Law 8200 Wilshire Blvd., Suite 200 Beverly Hills, California 90211-2348 Telephone: (310) 469-6093 Fax (702) 988-4250 Email: nbdc@onebox.com

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company.
Large accelerated filer [  ]     Accelerated filer [  ]     Non-accelerated filer [  ]     Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Amount of Securities to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock (par value $0.001)	3,600,000	$0.10	$360,000.00
Total	3,600,000	$0.10	$360,000.00

(1)	Shares of common stock being registered for sale by the selling shareholders
(2)
Estimated solely for purposes of calculating the registration fee. The maximum offering price per share is based upon anticipated offering price per share of $0.10 pursuant to Rule 457(a), as the common stock has never traded on any market.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and does not solicit an offer to buy these securities in any state where the offer or sale is not permitted. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.  There is no established public market for CG Automotive Group, Inc. and CG Automotive Group, Inc. is not currently listed or quoted on any quotation service.  The offering price has been arbitrarily determined. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

Prospectus
CG Automotive Group, Inc.
3,600,000 Shares of Common Stock, $0.001 par value

This prospectus relates to periodic offers and resale of an aggregate of 3,600,000 shares of our common stock held by certain selling security holders.

All shares are being offered at $0.10 per share through the selling security holders.  We will not receive any proceeds from the sale of the shares by the selling security holders. The shares of common stock are being offered for sale by the selling security holders at prices determined either by negotiations between the selling stockholder and a prospective buyer  or other trading markets or exchanges where our stock trades or by agreement between selling security holders and the buyer during the term of this offering. There are no minimum purchase requirements. These prices will fluctuate based on the demand for the shares of common stock.  Our common stock is currently not quoted on any exchange or market.  It is our intention to apply in the future for a listing on the OTC Bulletin Board (OTCBB).

A current prospectus must be in effect at the time of the sale of the shares of common stock offered herein.  Each selling stockholder of the common stock is required to deliver a current prospectus upon the sale.  In addition, for the purposes of the Securities Act of 1933, selling stockholders may be deemed underwriters.  Therefore, the selling stockholder may be subject to statutory liabilities if the registration statement, which includes this prospectus, is defective by virtue of containing a material misstatement or failing to disclose a statement of material fact.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus to read about the risks of investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ___________, 2011.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

CG AUTOMOTIVE GROUP, INC. HAS NOT REGISTERED THE SHARES FOR SALE BY THE SELLING STOCKHOLDERS UNDER THE SECURITIES LAWS OF ANY STATE. BROKERS OR DEALERS EFFECTING TRANSACTIONS IN THE SHARES SHOULD CONFIRM THAT THE SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES LAWS OF THE STATE OR STATES IN WHICH SALES OF THE SHARES OCCUR AS OF THE TIME OF SUCH SALES, OR THAT THERE IS AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES LAWS OF SUCH STATES.

THIS PROSPECTUS IS NOT AN OFFER TO SELL ANY SECURITIES OTHER THAN THE SHARES HEREIN.  THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH AN OFFER IS UNLAWFUL.

CG AUTOMOTIVE GROUP, INC. HAS NOT AUTHORIZED ANYONE, INCLUDING ANY SALESPERSON OR BROKER, TO GIVE ORAL OR WRITTEN INFORMATION ABOUT THIS OFFERING, CG AUTOMOTIVE GROUP, INC., OR THE SHARES THAT IS DIFFERENT FROM THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS.  YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS, OR ANY SUPPLEMENT TO THIS PROSPECTUS, IS ACCURATE AT ANY DATE OTHER THAN THE DATE INDICATED ON THE COVER PAGE OF THIS PROSPECTUS OR ANY SUPPLEMENT TO IT.

IN THIS PROSPECTUS, ALL REFERENCES TO “CG AUTOMOTIVE GROUP, INC.”, “CGA”,” “THE COMPANY,” “WE,” “US,” AND “OUR,” REFER TO CG AUTOMOTIVE GROUP, INC.

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We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

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DEALER PROSPECTUS DELIVERY OBLIGATION

Until ________________, 2011 (180 days from the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

INFORMATION REQUIRED IN PROSPECTUS

ITEM 3 – SUMMARY INFORMATION AND RISK FACTORS

Company Business Overview

CG Automotive Group, Inc. (“CGA” or the “Company”), was incorporated in the State of Florida on January 15, 2010 under the same name.  The articles were amended on February 26, 2010.

CG Automotive Group, Inc. is a Florida corporation and developmental stage company with a principal business objective of providing wholesale aftermarket automotive accessories both domestically and internationally at reasonable and competitive prices. Our goal is to become an efficient and profitable wholesaler of aftermarket automotive accessories to both the domestic and international markets and to enable aftermarket retail outlets to better serve their customers.  Our strategy is to build our internal sales capabilities, strengthen our strategic relationships and enhance our internet related presence to develop a demand for our products.

We are a small, start-up company that lacks a stable customer base. From inception on January 15, 2010 up to the period ending December 31, 2010, we had total sales of $21,171 and a net loss of $79,692. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern.  If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to obtain such financing.  We cannot assure you that any financing can be obtained or, if obtainable, that it will be on reasonably acceptable terms.

There is currently no public market for our common stock. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTC Bulletin Board concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We are currently in discussions, or will soon commence discussions, with various market makers in order to arrange for an application to be made with respect to our common stock for approval for quotation on the Over-the-Counter Bulletin Board (OTCBB) upon the effectiveness of this prospectus.

We currently have two officers, who also serve as directors.  Juan Cruz holds positions as Chairman, Chief Executive Officer, President and Director; Vernon Grant serves as the Chief Operating Officer, Chief Fiscal Officer, Vice President, Secretary, Treasurer and Director.  Each allocates time and personal resources to the Company on a part-time basis.

The mailing address, executive offices and warehouse for CG Automotive Group, Inc. is located at 1900 SW 43rd Terrace, Deerfield Beach, Florida 33442 with a telephone number of (888) 580-7278.

Website

The Company has an established website at cgautogroup.com.

Personnel

CG Automotive Group, Inc. currently has two individuals acting as the sole officers and directors of the company.  These individuals allocate time and personal resources to the Company on a part-time basis.

Outstanding Shares

As of the date of this prospectus, CGA has 23,700,000 shares of $0.001 par value common stock issued and outstanding to 21 shareholders.

Fiscal Year End

CG Automotive Group, Inc.’s fiscal year end is December 31.

The Offering

Securities offered by selling security holders:                                                                                                Up to 3,600,000 shares of common stock

Securities outstanding prior to the offering:                                                                                                    23,700,000

Securities outstanding after the offering:                                                                                                  23,700,000

Terms of the offering:	The selling shareholders will determine when and how they will sell the common stock offering in this prospectus.

Use of proceeds:	CG Automobile Group, Inc. will not receive any proceeds from the sale of the common stock by the selling stockholders.

Financial Information:
We have limited assets and continue to lose money. As of December 31, 2010, we had current assets of $1,408, total assets of $1,408 and total current liabilities of $0. We had a net loss of $79,692 from inception on January 15, 2010 through December 31, 2010. At our fiscal year end December 31, 2010 we had total assets of $1,408. Our accumulated deficit for the same period was $79,692 and we had a net loss of $79,692. Without additional funding, we will not be able to stay in business.  We are hoping to increase sales to provide sufficient working capital to stay in business.  If we cannot increase sales to provide sufficient working capital then we will have to seek additional funding either through loans or equity which may not be available on reasonable terms. For additional financial information, see Selected Financial Information below and our financial statements starting on page F-1

Management:
Our management only devotes part time to the Company. Currently our management devotes approximately 15-20 hours a week to company activities. In the future as we expand operations and can commence paying salaries, management will expand its time devoted to the Company with the goal of having full time management and employees. We do not foresee having full time management for at least twelve to eighteen months. Our current management has outside business interest and we do not expect them to reduce such interests until such time as we can afford to pay them a salary.  Refer to the resumes herein under “Business Experience” on page 28.

Risk factors:
As part of your evaluation, you should take into account not only our business approach and strategy, but also special risks we face in our business including our lack of prior operations and revenue and our need for additional funding to execute our business plan. For a detail discussion of these risks and others, see “Risk Factors” commencing on page 9 and other information included in this prospectus for a discussion of factors you should consider before investing in shares of our common stock.

The offering price of the common stock has been arbitrarily determined by us and bears no relationship to any objective criterion of value.  The price does not bear any relationship to our assets, book value, historical earnings or net worth.

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

The Company will not receive any of the proceeds from the resale of the shares by the selling stockholders. The offering price of $0.10 was determined by the price shares were sold to most of our shareholders in a private placement of $.02 and one private placement with one shareholder at $0.06, plus an increase based on the fact the shares will be liquid and registered and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices.

We have agreed to bear all costs and expenses relating to the registration of the common stock to be sold in this offering by us and the selling shareholders.  The selling shareholders will be responsible for any related commissions, all taxes including, but not limited to, federal and state income taxes, attorney’s fees and related charges in connection with the offer and sale of their shares.

Transfer Agent

CG Automotive Group, Inc. has identified American Stock Transfer and Trust Company, 6201 15th Avenue, Brooklyn, NY 11219, with a telephone number of (800) 937-5449, as the transfer agent the Company intends to retain.

Summary Financial Information

As of December 31, 2010, the Company had cash of $408. For the period from inception on January 15, 2010 through the end of its fiscal year of December 31, 2010, the Company had total assets of $1,408 and total liabilities of $0.  During this same period the Company had total sales of $21,171 and a net loss of $79,692.

The following tables set forth summary financial data derived from our financial statements.  The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Statements of Operations (audited):

From Inception
on January 15,
2010 Through
December 31,
2010
SALES	$21,171
COST OF SALES	2,186
GROSS PROFIT	18,985
OPERATING EXPENSES
General and administrative	11,387
Bad debt expense	18,940
Consulting	8,350
Executive services	60,000
Total Operating Expenses	98,677
LOSS FROM OPERATIONS	(79,692)
LOSS BEFORE INCOME TAXES	(79,692)
INCOME TAX EXPENSE	-
NET LOSS	$(79,692)
BASIC LOSS PER SHARE	$(0.00)
WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING	20,340,313

Balance Sheet (audited)

ASSETS

December 31,
2010
CURRENT ASSETS
Cash	$408
Prepaid expenses	1,000
Total Current Assets	1,408
TOTAL ASSETS	$1,408

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$-
Total Current Liabilities	-
STOCKHOLDERS' EQUITY
Common stock, 100,000,000 shares authorized at par value
of $0.001, 21,400,000 shares issued and outstanding	21,400
Additional paid-in capital	71,700
Stock subscriptions receivable	(12,000)
Accumulated deficit	(79,692)
Total Stockholders' Equity	1,408
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,408

Blank Check Issue

We are not a blank check corporation. Section 7(b)(3) of the Securities Act of 1933, as amended, defines the term “blank check company” to mean any development stage company issuing a penny stock that “(A) has no specific plan or purpose, or (B) has indicated that its business plan is to merge with an unidentified company or companies.” In Securities Act Release No. 33-6932, released April 13, 1992, which adopted rules relating to blank check offerings, the Securities and Exchange Commission stated in section II titled “Discussion of the Rules” subsection “A. Scope of Rule 419”, the following: “. . . start-up companies with specific business plans are not subject to Rule 419, even if operations have not commenced at the time of the offering.”

We have a specific plan and purpose which we have initiated and we have no plans to be acquired by or to merge with any unidentified company or companies. Our business purpose and our specific plan are delineated herein in detail.

Special Note Regarding Forward Looking Statements

The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand future prospects and make informed investment decisions. This prospectus contains these types of statements. Words, in their singular or plural form, such as “may”, “expect”, “believe”, “intend”, “plan”, “anticipate”, “estimate”, “project”, “continue” or their derivatives or comparable terminology used in connection with any discussion of future operating results or financial performance identify forward-looking statements. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus. All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The factors listed in the “Risk Factors” section on page 9 of this prospectus, as well as any cautionary language in this prospectus, provide examples of these risks and uncertainties. The safe harbor for forward-looking statements is not applicable to this offering pursuant to Section 27A of the Securities Act of 1933.

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management’s current assumptions, expectations and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control that may have a direct bearing on our operating results include, but are not limited to, acceptance of the proposed products that we expect to market, our ability to establish a substantial customer base, management’s ability to raise capital in the future, the identification, retention and motivation of key employees, changes in the regulation of the industry in which we function and the generally unstable economic conditions that presently exist.

CORPORATE ADDRESS AND TELEPHONE NUMBER

CG Automotive Group, Inc.’s corporate office and warehouse is located at 1900 SW 43rd Terrace, Deerfield Beach, Florida 33442, with a telephone number of (888) 580-7278. This is a 5,000 square foot office/warehouse with parking space for employees.

RISK FACTORS

An investment in our common stock involves a high degree of risk, and should not be made by anyone who cannot afford to lose their entire investment. You should consider carefully the risks set forth in this section, together with the other information contained in this prospectus, before making a decision to invest in our common stock. Our business, operating results and financial condition could be seriously harmed and you could lose your entire investment if any of the following risks were to occur.

If any of the following risks occur, our business operation, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the future investors.

WE ARE A START-UP COMPANY WITH LIMITED OPERATING HISTORY AND LIMITED REVENUES AND HAVE TO RELY ON OUR ABILITY TO RAISE CAPITAL TO FUND OPERATIONS AT THIS TIME

We have limited operating history on which to make an investment decision. Accordingly, our business strategy may not be successful. Failure to implement our strategic business strategy could materially adversely affect our business, financial condition and results of operations. From inception through December 31, 2010, our business has not shown a profit in operations and has generated limited revenue ($21,171) while sustaining substantial losses ($79,692).  Additionally, we have very limited resources with and we continue to lose money. If we cannot achieve operating profitability or raise capital, we may not be able to meet our working capital requirements, which could have a material adverse effect on our business operating results and financial condition resulting in the loss of an investors’ entire investment in us.

THE COMPANY’S OPERATIONS DEPEND EXCLUSIVELY ON JUAN CRUZ AND VERNON GRANT WHO HAVE NO EXPERIENCE IN PUBLIC COMPANIES

CG Automotive Group, Inc.’s operations depend solely on the efforts Juan Cruz and Vernon Grant, the sole officers and directors of the Company.  Neither Mr. Cruz nor Mr. Grant have any experience related to public company management.  Because of this, we may be unable to develop our business or manage our public reporting requirements. The Company cannot guarantee that it will be able to overcome any such obstacles.

LOSS OF EITHER JUAN CRUZ OR VERNON GRANT, OUR OFFICERS AND DIRECTORS, WOULD HAVE A NEGATIVE IMPACT ON OUR COMPANY

Juan Cruz and Vernon Grant, our officers and directors, are essential to the success of our business. Neither are the subject of a written employment agreement and we do not maintain key life insurance on them.  Both Mr. Cruz and Mr. Grant are involved in other employment opportunities and may periodically face a conflict in selecting between CG Automotive Group, Inc. and other personal and professional interests. The Company has not formulated a policy for the resolution of such conflicts, should they occur. Although neither Mr. Cruz nor Mr. Grant have indicated any intention of leaving the company, should the Company lose the services of either Mr. Cruz or Mr. Grant for any reason it could have a very negative impact on our ability to fulfill our business plan.

ANY INVESTMENT IN THESE SECURITIES IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF UNCERTAINTY

Investment in the securities offered herein is speculative, involves a high degree of uncertainty, is subject to a number of risks and is suitable only for investors of substantial financial means.  Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock offered in this prospectus. Only those investors who are prepared to potentially risk a total financial loss of their investment in this company should consider investing. Any of the following risks could have a material adverse effect on the Company’s business, financial condition, operations or prospects and cause the value of our common stock to decline, which could cause you to lose all or part of your investment. When determining whether to invest, you should also refer to and consider the other information in this prospectus, including, but not limited to, the financial statements and related notes.

ALL INFORMATION HEREIN INCLUDING ALL FORWARD-LOOKING STATEMENTS SHOULD BE CONSIDERED
CAREFULLY

The factors set forth below, along with the other information contained herein, should be considered carefully in evaluating our prospects. Further, this document contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, goals, objectives, expectations and intentions. The cautionary statements made in this section apply to all forward-looking statement wherever they appear in this document. Readers are cautioned that, while the forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance, and involve risks and uncertainties. In addition, actual results could differ materially from those discussed herein and our business, our financial condition or the results of operations could be materially and adversely affected. In such case, some of the factors that could cause or contribute to such differences include those discussed below, as well as those discussed elsewhere in this document. In the event that actual results do not meet expectations, there could be a consequent negative effect on the position of investors.

WE COULD LOSE OUR PROCESSING FIRM DUE TO A NUMBER OF FACTORS WHICH COULD AFFECT OUR ABILITY TO GENERATE REVENUE

We rely on our suppliers to provide us with products to sell. If we were to lose our suppliers we could not continue business until new suppliers were found and agreements reached. There are a large number of suppliers we could quickly affiliate with but transition time and delivery interruptions would adversely affect our sales.  Even though new suppliers can be added, it will take time and during such period, some or all of our sales would be eliminated or reduced.

CONSUMER PRACTICES COULD CHANGE AND THE NEED FOR AFTERMARKET PARTS COULD BECOME LESS IN DEMAND

With the difficult economic times we are facing and the uncertainty about ongoing employment, housing and fuel prices, the consumer may decide to delay or reduce expenditures for aftermarket automobile parts.  Such a practice, should it become pervasive and ongoing, may severely reduce or negatively impact our revenues.

OUR INTERNAL SYSTEMS AND OPERATIONS ARE UNTESTED AND MAY NOT BE ADEQUATE AND COULD ADVERSELY AFFECT OUR ABILITY TO CONTINUE OUR PLANNED BUSINESS

Our internal systems and operations are new and unproven at scale.  Growth in our operations could place unanticipated strain on our systems used to efficiently manage and operate our planned services.  This could have a material adverse effect upon our business, results of operations and financial condition and could force us to halt our planned operations or continued expansion of those planned operations, causing us to lose any opportunity to gain significant anticipated market share in our industry. Our ability to compete effectively as a provider of aftermarket automobile accessories and to manage future growth will require us to continue to improve our operational systems, our organization, financial and management controls, reporting systems and procedures. We may fail to make these improvements effectively.

WE MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE

We have limited capital resources and require substantial capital to adequately fund the Company. To date, we have funded our operations with limited initial capital and minimal sales and have not generated sufficient funds from operations to be profitable or to maintain consistent operations. Unless we begin to generate sufficient revenues, on a consistent basis, to sustain an ongoing business operation, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing, under acceptable terms and conditions, is not available. In the event our cash resources are insufficient to continue operations, we intend to consider raising additional capital through offerings and sales of equity or debt securities. In the event we are unable to raise sufficient funds, we will be forced to terminate business operations. The possibility of such an outcome presents the risk of a complete loss of your investment in our common stock.

CHANGES IN GOVERNMENT REGULATIONS AND LAWS AFFECTING OUR INDUSTRY, INCLUDING ACCOUNTING PRINCIPLES AND INTERPRETATIONS, THE TAXATION OF DOMESTIC AND FOREIGN OPERATIONS AND IMPORT/EXPORT LAWS AND REGULATIONS, COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new SEC regulations, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations which, in many instances, is due to their lack of specificity. As a result, the application of these new standards and regulations in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, our efforts to comply with evolving laws, regulations and standards have resulted in, and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. In particular, our efforts to comply with Section 404 of the Sarbanes-Oxley Act of 2002 and the related regulations regarding our required assessment of our internal controls over financial reporting and our independent auditors’ audit of that assessment has required the commitment of significant internal, financial and managerial resources.

The Financial Accounting Standards Board, SEC or other accounting rulemaking authorities may issue new accounting rules or standards that are different than those that we presently apply to our financial results. Such new accounting rules or standards could require significant changes from the way we currently report our financial condition, results of operations or cash flows.

U.S. generally accepted accounting principles have been the subject of frequent interpretations. As a result of the enactment of the Sarbanes-Oxley Act of 2002 and the review of accounting policies by the SEC as well as by national and international accounting standards bodies, the frequency of future accounting policy changes may accelerate. Such future changes in financial accounting standards may have a significant effect on our reported results of operations, including results of transactions entered into before the effective date of the changes.

We are subject to income taxes in the United States. Our provision for income taxes and our tax liability in the future could be adversely affected by numerous factors including, but not limited to, changes in the valuation of deferred tax assets and liabilities, and changes in tax laws, regulations, accounting principles or interpretations thereof, which could adversely impact our financial condition, results of operations and cash flows in future periods.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE THE COMPANY’S OFFICERS AND DIRECTORS CONTROL A MAJORITY OF THE ISSUED AND OUTSTANDING COMMON STOCK

The present management owns a majority of the outstanding common stock at the present time and will continue to own a majority of the outstanding common stock even if the maximum number of common shares is purchased in this offering. As a result of such ownership, investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors, the approval of significant corporate transactions and any change of control and management of the Company. This concentrated control may also make it difficult for our stockholders to receive a premium for their shares of their common stock in the event the Company enters into transactions which require stockholder approval.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF THE COMPANY FAILS TO IMPLEMENT ITS BUSINESS PLAN

As a development stage company, we expect to face substantial risks, uncertainties, expenses and difficulties. Since inception, we have no demonstrable operational history of any substance upon which you can evaluate our business and prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. These risks include, without limitation, an unstable economy, competition, the absence of ongoing revenue streams, inexperienced management, lack of sufficient capital, and lack of brand recognition. We cannot guarantee that we will be successful in accomplishing our objectives.

THE COSTS, EXPENSES AND COMPLEXITY OF SEC REPORTING AND COMPLIANCE MAY INHIBIT OR SEVERELY RESTRICT  OUR OPERATIONS

After the effectiveness of this registration statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. The costs of complying with these complex requirements may be substantial and require extensive consumption of our time as well as retention of expensive specialists in this area. In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit our ability to continue our operations.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS

The market for customers is intensely competitive and such competition is expected to continue to increase. Generally, our actual and potential competitors are larger companies with longer operating histories, greater financial and marketing resources, with superior name recognition and an entrenched client base. Therefore, many of these competitors may be able to devote greater resources to attracting customers and be able to grant preferred pricing. Competition by existing and future competitors could result in our inability to secure an adequate consumer base sufficient enough to support our endeavors. We cannot be assured that we will be able to compete successfully against present or future competitors or that the competitive pressure we may face will not force us to cease operations.

INVESTORS MAY NOT BE ABLE TO SELL THEIR SHARES BECAUSE THERE IS NO PUBLIC MARKET FOR OUR STOCK

There is no public market for our common stock. The majority of our issued and outstanding common stock is currently held by the management of the Company. Therefore, the current and potential market for our common stock is limited. In the absence of being listed, no public market is available for investors in our common stock to sell their shares. We cannot guarantee that a meaningful trading market will develop or that we will be successful in attaining listing on the OTCBB or any other market. If we are quoted on the OTCBB, there is no assurance that a market for our common shares will develop and if a market develops, there can be no assurance that the price of our shares in the market will be equal to or greater than the price per shares investors pay in this offering, which was arbitrarily determined. In fact, the price of our shares in any market that may develop could be significantly lower than the purchase price herein. Furthermore, if our stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond our control. In addition, the stock market may experience extreme price and volume fluctuations without a direct relationship to the operating performance.

WE DO NOT CURRENTLY INTEND TO PAY DIVIDENDS ON OUR COMMON STOCK SO CONSEQUENTLY YOUR ABILITY TO ACHIEVE A RETURN ON YOUR INVESTMENT WILL DEPEND ON APPRECIATION IN THE PRICE OF OUR COMMON STOCK

Prospective investors should not anticipate receiving any dividends from our common stock. We intend to retain future earnings, if any, to finance our growth and development and do not plan to pay cash or stock dividends. The lack of dividend potential may discourage prospective investors from purchasing our common stock.

WE MAY BE UNABLE TO GENERATE SUSTAINABLE REVENUE WITHOUT SUBSTANTIAL SALES, MARKETING OR DISTRIBUTION CAPABILITIES

The Company has not substantially commenced its planned business strategy and does not have any significant sales or marketing capabilities in place yet. We cannot guarantee that we will be able to develop a sales and marketing plan or effective operational capabilities. In the event we are unable to successfully implement these objectives, we may be unable to continue operations.

PRESENT MEMBERS OF MANAGEMENT CURRENTLY OWN IN EXCESS OF A MAJORITY OF OUR OUTSTANDING VOTING SECURITIES AND CAN ELECT ALL DIRECTORS WHO IN TURN ELECT ALL OFFICERS, WITHOUT THE VOTES OF ANY OTHER STOCKHOLDERS. THIS EFFECTIVELY GIVES MANAGEMENT COMPLETE CONTROL OVER OUR DIRECTION AND LIMITS STOCKHOLDERS’ ABILITY TO CHANGE MANAGEMENT

Juan Cruz and Vernon Grant, who comprise all of the members of our current directors and executive officers collectively own approximately 84% of our outstanding voting securities and, accordingly, have effective control of us and may have effective control of us for the near and long term future.  Votes of other stockholders can have little effect when we are managed by our Board of Directors and operated through our officers, all of whom can be elected by these persons.

FUTURE STOCK ISSUANCES COULD SEVERELY DILUTE OUR CURRENT STOCKHOLDERS’ INTERESTS AND MAKE IT MORE DIFFICULT TO SELL CURRENT INVESTORS STOCK INTERESTS

Our Board of Directors has the authority to issue up to 100,000,000 authorized shares of our common stock. The future issuance of our common stock may result in dilution in the percentage of our common stock held by our existing stockholders. Also, any stock we sell in the future may be valued on an arbitrary basis by us and the issuance of shares of common stock for future services, acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our existing stockholders. Additionally, any future offerings may reduce the demand for our shares held by current shareholders or investors as potential buyers of our shares of common stock may have already purchased in a secondary offering directly from us.  As such, any future offerings may make it more difficult for current shareholders or investors to sell their shares which would have a negative effect on our stock price and possibly make it very difficult to resell our shares of common stock.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE NEAR FUTURE

We do not expect to declare or pay any dividends on our common stock in the foreseeable future. The declaration and payment in the future of any cash or stock dividends on the common stock will be at the discretion of our Board of Directors and will depend upon a variety of factors, including our ability to service our outstanding indebtedness, if any, and to pay dividends on securities ranking senior to the common stock, our future earnings, if any, capital requirements, financial condition and such other factors as our Board of Directors may consider to be relevant from time to time. Our earnings, if any, are expected to be retained for use in expanding our business.

DUE TO THE LACK OF A PUBLIC MARKET LISTING AND LIKELIHOOD OF SUBSTANTIAL INSTABILITY IN OUR COMMON STOCK PRICE, IF A MARKET DOES DEVELOP YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT A PROFIT OR AT ALL, AND AS A RESULT ANY INVESTMENT IN OUR SHARES COULD BE TOTALLY LOST

Although we intend to apply for a listing on the OTCBB in the future, there is currently no public market for our common stock.  Even if a market develops, as with the market for many other small companies, any market price for our shares is likely to continue to be very volatile and limited. We would anticipate our common stock would have very limited volume and as a “penny stock,” many brokers will not trade in our stock limiting our stocks’ liquidity. As such it may be difficult to sell shares of our common stock. Investors should view our common stock as a high risk long term investment.

OUR COMMON STOCK IS NOT CURRENTLY LISTED. IF IT BECOMES LISTED IT WILL HAVE NO TRADING HISTORY THUS MAKING IT DIFFICULT TO DETERMINE ANY MARKET TRENDS OR PRICES FOR OUR SHARES. ANY ADDITIONAL SHARES THAT BECOME AVAILABLE UNDER RULE 144 COULD CAUSE THE PRICE OF OUR STOCK TO DECREASE

Although we intend to apply for a listing on the OTCBB in the future, our common stock currently is not quoted on any exchange or market. The sale or potential sale of shares of our common stock that may become publicly tradable under this prospectus or Rule 144 in the future may have a severe adverse impact on any market that develops for our common stock, and you may lose your entire investment or be unable to resell any shares in us that you purchase.

OUR COMMON STOCK IS CLASSIFIED AS A “PENNY STOCK” UNDER SEC RULES AND REGULATIONS, WHICH MEANS THERE IS EITHER A VERY LIMITED OR NO TRADING MARKET FOR OUR SHARES.  WE INTEND IN THE FUTURE TO APPLY FOR ALISTING ON THE OTCBB

Our common stock is deemed to be “penny stock” as that term is defined in Rule 3a51-1 of the SEC.  Penny stocks are stocks (i) with a price of less than five dollars per share; (ii) that are not traded on a “recognized” national exchange; (iii) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stocks must still meet requirement (i) above); or (iv) in issuers with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years); or $5,000,000 (if in continuous operation for less than three years); or with average revenues of less than $6,000,000 for the last three years.

Section 15(g) of the Exchange Act and Rule 15g-2 of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account.   Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be “penny stock.”

Moreover, Rule 15g-9 of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker dealer to (i) obtain from the investor information concerning his, her or its financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor, and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult for investors in our common stock to resell their shares to third parties or to otherwise dispose of such shares.

FOR ALL THE AFOREMENTIONED REASONS THE SHARES OFFERED HEREIN INVOLVE A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING THE PURCHASE OF THESE SHARES SHOULD BE AWARE OF THESE RISKS AND OTHER FACTORS SET-FORTH IN THIS MEMORANDUM AND SHOULD CONSULT WITH HIS/HER LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN THE COMPANY. THESE SHARES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR INVESTMENT.

ITEM 4 – USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

ITEM 5 – DETERMINATION OF OFFERING PRICE

Our common stock will be offered by the selling security holders in amounts, at prices, and on terms to be determined in light of market conditions at the time of sale. The shares may be resold directly by the selling stockholders in the open market at prevailing prices or through negotiations between selling stockholder and prospective buyer or through agents, underwriters, or dealers. We will not control or determine the price at which the shares are sold.

WARRANTS, RIGHTS AND CONVERTIBLE SECURITIES

There are no warrants, rights or convertible securities being offered in this prospectus.

ITEM 6 – DILUTION

Not applicable

ITEM 7 – SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 23,700,000 shares of our common stock held by 21 shareholders of our common stock.  Included within that total are 10,000,000 common shares held Juan Cruz and 10,000,000 common shares held by Vernon Grant, our officers and directors.

The following table sets forth pertinent information, including the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of the date of this prospectus and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time, subject to the statutory limitations placed on the listed shareholders who are officers and directors. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders and/or the Company.

				Number of	% of Ownership
	Number of		Number of	Shares	After
	Shares	% of	Shares	as a % of	Offering
	Beneficially	Outstanding	Being	Outstanding	Assuming
Name of Beneficial Owner(1)	Owned	Shares	Registered	Shares	All Sold

Ricardo Scheffer	100,000	.42%	100,000	.42%	0%
Eric Combs	100,000	.42%	100,000	.42%	0%
Ramon Garo	50,000	.21%	50,000	.21%	0%
Frank Cantone	100,000	.42%	100,000	.42%	0%
Jennifer Combs	100,000	.42%	100,000	.42%	0%
Arthur Marquez	50,000	.21%	50,000	.21%	0%
Dennis Woychuk	100,000	.42%	100,000	.42%	0%
Christopher Fox	100,000	.42%	100,000	.42%	0%
Jayson Johnson	100,000	.42%	100,000	.42%	0%
Andrew Goffe	50,000	.21%	50,000	.21%	0%
Greg Perrin	100,000	.42%	100,000	.42%	0%
Samuel Soarez	100,000	.42%	100,000	.42%	0%
Saloman Soarez	100,000	.42%	100,000	.42%	0%
Fabio Soarez	50,000	.21%	50,000	.21%	0%
Mary Soarez	50,000	.21%	50,000	.21%	0%
Vera de Silva	50,000	.21%	50,000	.21%	0%
Nevada Business Development Corporation(2)	1,150,000	4.85%	1,150,000	4.85%	0%
Progressive Advantage, Inc.(3)	1,150,000	4.85%	1,150,000	4.85%	0%
TOTAL	3,600,000	15.19%	3,600,000	15.19%	0%

Notes

(1)	The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table.
(2)
The address of Nevada Business Development Corporation is 5070 Arville, Suite 7, Las Vegas, Nevada; the principal officer, director and shareholder of Nevada Business Development Corporation is Randall Brumbaugh.

(3)	The address of Progressive Advantage, Inc. is 133 N. E. 1st Ave., Hallandale Beach, Florida; the sole officer, director and shareholder of Progressive Advantage, Inc. is Gerry Knapton.

Juan Cruz and Vernon Grant are officers and directors of the Company. Except for these two, to our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years;
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates;
-	is not a broker-dealer or affiliated with broker-dealers.

ITEM 8 – PLAN OF DISTRIBUTION

The selling security holder may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. Presently, we are not listed on any markets or exchanges but we intend to apply for a listing on the OTCBB in the future. These sales will be at $0.10 per share. The selling shareholder may use any of the following methods when selling shares:

(1)	Ordinary brokerage transaction and transactions in which the broker-dealer solicits purchasers;

(2)	Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(3)	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

(4)	An exchange distribution in accordance with the rules of the applicable exchange;

(5)	Privately negotiated transactions;

(6)	Settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

(7)	Broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

(8)	Through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

(9)	A combination of any such methods of sale; or

(10)	Any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

The selling security holders may also engage in short sales against the box after this registration statement becomes effective, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission, and in the case of a principal transaction a markup or markdown in compliance with FINRA rules.

In connection with the sale of the common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling shareholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.

Because selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling shareholders.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. All selling shareholders will comply with the provisions of Regulation M. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

ITEM 9 – DESCRIPTION OF SECURITIES TO BE REGISTERED

CAPITAL STOCK

General

CG Automotive Group, Inc. is authorized to issue 100,000,000 shares of common stock, $0.001 par value. The Company is not authorized to issue any preferred stock.

The holders of CG Automotive Group, Inc.’s common stock:

1.	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;
2.	Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or otherwise winding up of corporate affairs;
3.	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
4.	Are entitled to one vote per share on all matters on which stockholders may vote.

Common Stock

We are authorized to issue 100,000,000 shares of common stock at $0.001 par value.  The Company has issued 23,700,000 shares of common stock to date held by 21 shareholders of record.

All shares of common stock now outstanding are fully paid for, non-assessable, validly issued and free of preemptive rights.

Preferred Stock

No preferred stock has been authorized.

Preemptive Rights

No holder of any shares of CG Automotive Group, Inc.’s stock has preemptive or preferential rights to acquire or subscribe to any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Non-Cumulative Voting

Holders of CG Automotive Group, Inc. common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

Dividend Policy

As of the date of this prospectus, CG Automotive Group, Inc. has never declared nor paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements, our financial position, general economic conditions, and other factors deemed pertinent by the Board of Directors. The Company does not anticipate declaring any stock or cash dividends on our stock in the foreseeable future.

Market Information

There is no publically traded market for our stock at this time.

Effect of Penny Stock

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document of a format prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities.

Reports

After this offering, CG Automotive Group, Inc. will make available to its shareholders annual financial reports certified by independent accountants as well as unaudited quarterly financial reports. Additionally, if our registration statement becomes effective pursuant to the Securities Exchange Act of 1934, as amended, we will be subject to periodic reporting obligations by operation of Section 15(d) and Section 13 of the Securities Exchange Act.

The public may read and copy any material we file with the Securities and Exchange Commission at the SEC’s reference s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. and 3:00 p.m. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that will contain copies of the materials we file electronically.  The address for the internet site is www.sec.gov.

DEBT SECURITIES

No debt securities are being offered or registered.

WARRANTS AND RIGHTS

No securities are being offered pursuant to warrants or rights.

OTHER SECURITIES

No other securities are being offered.

MARKET INFORMATION FOR SECURITIES OTHER THAN COMMON EQUITY

There are no other securities other than common equity.  There is no publically traded market for our stock at this time.

ITEM 10 – INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Law Office of Joseph D. MacKenzie, 8350 Wilshire Blvd., Suite 200, Beverly Hills, California, was retained solely for the purpose of rendering the legal opinion, attached as an exhibit hereto, on the validity of the common stock to be issued pursuant to this Registration Statement and for an opinion letter to the auditor which was required to complete the audit enclosed herein. As payment for said service, the Law Office of Joseph D. MacKenzie was paid a total of $1,000.00. The Law Office of Joseph D. MacKenzie is not receiving any contingent interest, fee or shares in the Company.

The Law Office of Joseph D. MacKenzie may be retained for additional legal services in the future at fees to be agreed upon.

The financial statements of CG Automotive Group, Inc., as provided herein, have been audited by an independent public accountant firm approved by the Public Company Accounting Oversight Board. The audit firm that has provided the audited financials is Sadler, Gibb & Associates, with a business address of P.O. Box 411, Farmington, Utah.  Said firm has been paid the sum of $3,000.00 for the work performed to date.  Sadler, Gibb & Associates is not receiving any contingent interest, fee or shares in the Company.

Sadler, Gibb & Associates may be retained for additional audit and/or review services in the future at fees to be agreed upon.

CG Automotive Group, Inc. has identified American Stock Transfer and Trust Company, 6201 15th Avenue, Brooklyn, NY 11219, with a telephone number of (800) 937-5449, as the transfer agent the Company intends to retain.

ITEM 11 – INFORMATION WITH RESPECT TO THE REGISTRANT

It is important for any potential investor to note that while the Company anticipates effectuating a business plan based upon the factors explained below, there may be present variables and/or future conditions or events that preclude the Company from realizing its goals and capacity to serve customers in a manner which benefits the Company as expected. As such, any potential investor should carefully consider the information contained herein and consult with legal counsel and financial advisors so as to determine the merit of the present offering and, specifically, the suitability of this offering for that individual investor.

DESCRIPTION OF BUSINESS

Form and Year of Organization

CG Automotive Group, Inc. (“CGA” or the “Company”), was incorporated in the State of Florida on January 15, 2010, under the same name.

Fiscal Year End

CG Automotive Group, Inc.’s fiscal year end is December 31.

Bankruptcy, Receivership and Similar Proceedings

The Company has never been party to any bankruptcy, receivership or similar proceeding, nor has it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

Reclassification, Merger, Consolidation, Purchase or Sale of Assets Not in the Ordinary Course of Business

CG Automotive Group, Inc. has not reclassified, merged, consolidated, purchased or sold any assets.

Description of Business

Principal Products and Services and Their Markets

General

Management has conducted an informal internal study which confirmed management’s believe that automobile (including trucks and off-road vehicles) modification is increasing as a hobby, and it holds equal appeal for rural- and urban-dwelling young males. The aftermarket automotive accessory needs are created in part because while younger auto owners are the most likely to want options on their cars, they are also the least able to afford them. As a result, they turn to the aftermarket where add-ons can be acquired incrementally over time and these add-ons can keep up with the ever changing advancements in products and transformations in the public’s preferences. These modifications can be decorative or cosmetic (such as body work, paint, graphics and lighting), comfort (such as seats and comprehensive audio and visual entertainment systems), safety (such as roll bars and seat belts) and/or performance enhancing.  Additionally, any repair that must take place after the ever-common automobile accident requires aftermarket parts and affects all age groups.

Present Products

The aftermarket we are attempting to penetrate falls into three main categories:

Accessories and Appearance products, including mobile electronics, restyling and appearance products. Accessories and appearance products can change the look of the vehicle, enhance comfort or add aerodynamic styling that was not in the original vehicle design. Examples of accessories and appearance products are enhanced audio and visual entertainment systems, interior trim and accessories, chrome trim (both interior and exterior), door handles, head, tail and accent lights, specialty waxes and chemicals, air dams, step bars, bed liners, bed rails, body decals and graphics, bumpers, camper shells/caps, cargo racks, headliners, convertible tops, deflectors, fender flares, seat covers, grilles and grille guards, ground effects, light bars, window film, luggage carriers, push bars, running boards, dashboard covers, spoilers, sunroofs, tailgate nets, tailgate accents, mirror covers, floor mats, tire covers, tonneau covers, and visors.

Tires, Wheels and Suspension products, including wheels, tires, and suspension components, specialty shocks, struts, lowering packages, lift kits, custom wheels, performance tires and performance brakes.

Racing and Performance products, including internal engine parts, drive train, exhaust system, fuel system and ignition components designed to improve performance through increased durability, capability, or dependability.

Future Products

Present Products - We intend to explore labeling the products we presently carry with our own brand for distribution.

Redesigned & Improved Head & Tail Lights - We are informally looking to redesign and improve the current aftermarket lamps to fit the new DOT standards while taking advantage of the current trends in automobile lighting. We will also explore offering these lights as OEM (Original Equipment from the Manufacturer) for not only US makes and models but several overseas applications as well.

Car Care Products – We are informally exploring a line of products of automobile and marine waxes (bar & liquid) to protect again everything from UV rays to salt and acid rain damage and soaps, cleaning and drying clothes and interior fabric care (cloth, leather, etc.).  We will explore branding and distributing these as our own.

For additional future product distribution, besides expanding what is or will be in place, CG Automotive Group, Inc. will explore fulfilling government, military and OEM requirements.

Services

CG Automotive Group, Inc. does not provide any services.

Future Services

CG Automotive Group, Inc. does not anticipate providing any services in the future.

               Product Availability

CG Automotive Group, Inc. itself does not acquire any raw materials and therefore does not have any sources or direct need for acquisition of any raw materials. We acquire finished products from a variety of manufacturers.

Intellectual Properties

CG Automotive Group, Inc. does not presently have any intellectual property.

Sales and Marketing Strategy

Our present marketing strategy, based on personal service and individual relationships, is designed to attract individual and business customers to purchase our products, to exceed customer expectations, and to drive loyalty and repeat purchases while building enduring brand equity. We will regularly follow up with our customers to ask them how well they received our products and how we can improve our products and services. Initially, our sales and marketing strategy and the efforts we will undertake to market and sell our products will be the result of the efforts conducted solely by our management.  We have not received any independent evaluation of our strategy and there can be no assurance that our strategy is an accurate or prudent assessment of the competitive conditions in today’s economic climate and our chosen industry in particular.

Our marketing strategy is additionally based on the current fractured nature of the companies the aftermarket automotive accessory market faces today. The market is full of automotive enthusiasts who have to deal with poor quality products, misinformation on those products, radically fluctuating prices, poor customer service and companies that go out of business overnight.  We focus on satisfying the needs of the automotive enthusiast and small, medium and large businesses by offering a fair price, knowledge on our products and exceptional customer service. We intend to establish ourselves as a reliable, stable, easy to locate resource for the aftermarket automotive needs.

We believe, based on the experience of the present management, that aftermarket purchasers make their purchase decisions based on price, the look of the products, word-of-mouth, reliability of the company and delivery options.  We believe that our ability to compete depends upon many factors, including:

•	the market acceptance of our online store and services;
•	the success of our sales and marketing efforts;
•	the performance and reliability of our products and services;
•	the price of our products; and
•	the effectiveness of our customer service and support efforts.

As part of our strategic comprehensive marketing and sales strategy, we need to generate additional distribution, including further development of the overseas markets. Management has identified this strategic comprehensive marketing and sales strategy as one of the keys to the next 12 months. Additionally, management believes that the company has to identify and employ sales representatives that have experience and possibly prior customers to add to our current customer base. The management also believes that the company needs to develop distributorships to smaller local and regional geographical areas as well as having an inventory sufficient to meet their immediate requirements.

Business to Business Solutions. We will seek to develop the ability to offer a wider variety of products and services to their customers or members. We will tailor our offerings to include only those products that the business customer chooses to offer which allows them to focus on those products with which they feel they can achieve the highest return. As an additional marketing tool, we will actively engage in building close ties with critical suppliers, membership in business and professional associations and participation in public events in order to develop direct public exposure and exploit networking opportunities that might enhance our market introduction.

Customer Service. Customer service and satisfaction are vitally important facets to our success and business strategy. We believe that it is important for us to focus on customer service, including monitoring all orders from the time they are placed through delivery by providing numerous points of electronic, telephone and personal communication to customers. We will promptly confirm all orders and shipments. All merchandise will be shipped as rapidly as possible from the time of being ordered.

Payments. We will be able to accept payments by credit cards including Visa, Master Card, American Express, Discover Card and bank debit cards. Payment for our merchandise will be handled by a secure payments processing service. We plan on utilizing the VeriSign service.

Our management has identified the lack of experience and depth in our future sales staff as a serious possible weakness in the strategic development. As such, management is seeking to formulate a set of protocols to identify the depth and expertise of any future sales staff.

Distribution Methods

Shipment will generally be by common carrier, which will vary depending on the size, weight and delivery time requirements of each shipment.  On local orders, we will be able to deliver directly to our customers from our warehouse, providing that the products ordered are on hand.

Industry Background and Competitive Business Conditions

No formal study has been commissioned or initiated to analyze the competition that the Company will or may face. The Company’s internal management competitor analysis reveals that our business is a competitive business with competition coming from small locally owned companies, larger regional companies who have some manufacturing capabilities and major competitors who are national and international in nature. All of our major competitors are generally better financed, have greater name recognition, an established customer base and a broader range of markets than we do presently. If the Company is unable to compete successfully against any of these competitors, then revenues could be negatively impacted, which would adversely affect the business, results of operations and financial condition of the Company.

The aftermarket automobile parts industry is replete with competition at all levels of geographic settings, expertise and ethical variances. Our ability to remain competitive will be based on our ability to provide our customers with a broad range of quality products, competitively priced, with superior customer service. The prospective ability to develop cost effective merchandise that provide superior value is an integral component of our ability to stay competitive. We believe that the breadth and quality ofg our existing product line, the infrastructure in place to effectively source our merchandise and the skill and dedication of our management will allow us to successfully compete in our chosen marketplace.

Sources and Availability of Raw Materials

CG Automotive Group, Inc. itself does not acquire any raw materials and therefore does not have any sources or direct need for acquisition of any raw materials.

Dependence upon One or a Few Major Customers

CG Automotive Group, Inc. is still developing and constantly seeking to expand its customer base and does not rely on a few major customers. CGA does not anticipate being dependent on one or a few major customers in the future.

Extent that the Business Is Seasonal

Management believes that the automotive aftermarket accessory industry is not seasonal.

Patients, Trademarks, Licenses, Franchises and Concessions

CG Automotive Group, Inc. does not have any patients, trademarks, licenses, franchises or concessions.  We do anticipate having any of these in the future.

Need for Government Approval on Principal Products or Services

The Company is not aware of any government approval required for our products at this time.

If CG Automotive Group, Inc. starts making its own products, there will be different government regulating bodies and standards to meet. In the US products will have to meet DOT standards. In Europe, and throughout most of the world, most of the products will have to meet ISO9000 as well as EMARK standards.

Existing or Probably Government Regulations

The Company is not aware of any specific regulatory obstacles to our business plan.  That is not to say that we are not generally aware of the multitude of rules, statutes and administrative regulations that may apply, including, but not limited to, local business licenses and regulations. However, we do not foresee these as prohibiting the implementation of our business plan, but merely as temporary administrative obstacles that will be addressed and overcome as they arise, or as best we can forecast their arrival.

Should we be able to develop and open our own production facility, we would be subject to further regulation under local, state and federal authorities, including possible requirements regarding occupational safety, production and labor practices, environmental protection and hazardous substance control, if any, and may be subject to other present and future local, state and federal regulation. In the US products will have to meet DOT standards. In Europe, and throughout most of the world, most of the products will have to meet ISO9000 as well as EMARK standards.

Research and Development

No research and development is anticipated at this time.

Compliance with Environmental Laws

CG Automotive Group, Inc. does not conduct any activities requiring compliance with any federal, state or local environmental statutes or regulations. However, should we open our own production facility, we would be subject to further regulation under local, state and federal authorities, including possible requirements regarding environmental protection and hazardous substance control, if any, and may be subject to other present and future local, state and federal regulations.

Number of Employees

CG Automotive Group, Inc. currently does not have any employees.  The present officers and directors provide time and services on a part-time basis.

Anticipated Material Changes in Number of Employees

We do not anticipate any material change in the number of employees in the immediate future.

Acquisition or Disposition of Any Material Assets

The Company does not anticipate any acquisition or disposition of any material assets.

Material Acquisition of Plant and Equipment

The Company does not anticipate any material acquisition of any plant or equipment.

Reports to Security Holders

After this offering, CG Automotive Group, Inc. will make available to its shareholders annual financial reports certified by independent accountants as well as unaudited quarterly financial reports. Additionally, if our registration statement becomes effective pursuant to the Securities Exchange Act of 1934, as amended, we will be subject to periodic reporting obligations by operation of Section 15(d) and Section 13 of the Securities Exchange Act.

The public may read and copy any material we file with the Securities and Exchange Commission at the SEC’s reference s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. and 3:00 p.m. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that will contain copies of the materials we file electronically.  The address for the internet site is www.sec.gov.

DESCRIPTION OF PROPERTY

CG Automotive Group, Inc.’s corporate office and warehouse is located at 1900 SW 43rd Terrace, Deerfield Beach, Florida 33442, with a telephone number of (888) 580-7278. This is a 5,000 square foot office/warehouse with parking space for employees. This warehouse is strategically located close to major thoroughfares and is in close proximity to the port to make it easier to deliver to international customers’ freight forwarders.

This facility is currently being provided to the Company free of charge by Juan Cruz and Vernon Grant. There are no proposed programs for the renovation, improvement or development of the facilities currently in use.

Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income. We do not presently hold any investments or interests in real estate, investments in real estate mortgages, or securities or interests in businesses or individuals primarily engaged in real estate activities.

LEGAL PROCEEDINGS

There are no known pending legal or administrative proceedings against the Company.

Juan Cruz and Vernon Grant, the officers and directors of the Company, have not been convicted in any criminal proceeding and have never been named the subject of any criminal proceeding.

Juan Cruz and Vernon Grant, the officers and directors of the Company, have not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Juan Cruz and Vernon Grant, the officers and directors of the Company, have not been convicted of violating any federal or state securities or commodities law and have never been found to have violated any federal or state securities law by any court of competent jurisdiction in any civil action by the Securities and Exchange Commission or any state commission.

No officer, director, significant employee or consultant has had any bankruptcy petition filed by or against any business in which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time.

MARKET PRICE AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY AND STOCKHOLDER MATTERS

Market Information

There is presently no public market for our shares of common stock. We anticipate locating a market maker to file an application on our behalf in order to make a market for our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares of common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

Holders

As of the date of this prospectus, CG Automotive Group, Inc. has 23,700,000 shares of $0.001 par value common stock issued and outstanding held by 21 shareholders of record.

Dividends

The Company has neither declared nor paid any cash dividends. For the foreseeable future, the Company does not anticipate declaring or paying any cash dividends. The Company intends to retain any earnings to finance the development and expansion of its business, and, as such, does not anticipate paying any cash dividends. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including the Company’s financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors deems relevant.

Securities Authorized for Issuance under Equity Compensation Plans

The Company has not authorized any securities for issuance under any equity compensation plan.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and related notes.

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project”, “plan” and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Plan of Operation

CG Automotive Group, Inc. was incorporated on January 15, 2010 in the State of Florida, under the same name. As of the date of this document, we have generated $21,171 in revenues and losses of $79,692 since inception. This resulted in a net loss since inception, which is attributable to general and administrative expenses. Please review the Audited Financial Statements included with the offering.

Our specific goal is to sell aftermarket automotive accessories internationally and domestically for competitive and reasonable prices.  We intended to accomplish the foregoing through the following milestones:

1.
To date we have established an office and warehouse and acquired necessary office and warehouse equipment to properly function. In addition, we have taken steps in identifying, investigating and refining our supplier and negotiating costs with our suppliers, maintaining our contacts within the industry, controlling our initial estimate for office costs to begin operations, such as acquiring a comprehensive communication package and managing and constantly analyzing our shipping costs.

2.
Since incorporation, our management has contacted various manufacturers, suppliers, distributors and retailers, both domestically and internationally, for information regarding costs for goods, market trends, current demands, future requirements, delivery times and shipping costs, just to name a few key items.

3.
We have developed our website at www.cgautogroup.com. As suppliers, manufacturers and distributors are added and as we further develop and expand our customer database, we will have to continually update our website both with information and comprehensive ordering capabilities. Upgrading our website will be ongoing during the life of our operations.

4.
We will market our company and website principally through traditional sources such as a mix of media, including newspaper and magazines, text links, e-mail newsletters, trade magazines, trade shows, trade associations and business relationships. We intend to target those businesses and individuals who have an interest in and need for aftermarket automotive accessories and we will make every attempt to locate, identify and cultivate every potential consumer interest. Marketing is an on-going process of refining and developing a plan for implementing our marketing approach that will continue during the life of our operations. We also believe that we should begin to see results from our marketing campaign within 30 days of a comprehensive

CG Automotive Group, Inc.’s management does not expect to conduct any research and development.

CG Automotive Group, Inc. currently does not own any significant plant facilities or equipment that it would seek to refinance or sell in the near future. The Company does not envision purchasing any significant equipment in the near future.

Our management does not anticipate any significant changes in the number of employees in the next 12 months. Currently, we believe the services provided by our officers and directors are sufficient at this time.

We have not paid for expenses on behalf of any director. Additionally, we believe that this practice will not materially change.

Liquidity

Our principal liquidity through December 31, 2010, came from nominal ongoing sales and approximately $71,700 paid in capital from our shareholders. As of December 31, 2010, we had total assets of $1,408 and an accumulated deficit of $79,692 on sales of $21,171.  Given our current losses from operations of approximately $79,692 for the period commencing with our inception on January 15, 2010 to the end of our fiscal year on December 31, 2010, we will need to increase sales and/or raise additional capital to fully execute on our business plan. We may explore raising additional equity capital through the sale of shares of our stock but have not approach any potential investors about investing.  We believe if we are able to expand our operations and increase our sales, we will be able to obtain profitability and expand our operations.

Balance Sheet from Inception on January 15, 2010 through FYE December 31, 2010

ASSETS

December 31,
2010
CURRENT ASSETS
Cash	$408
Prepaid expenses	1,000
Total Current Assets	1,408
TOTAL ASSETS	$1,408

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$-
Total Current Liabilities	-
STOCKHOLDERS' EQUITY
Common stock, 100,000,000 shares authorized at par value
of $0.001, 21,400,000 shares issued and outstanding	21,400
Additional paid-in capital	71,700
Stock subscriptions receivable	(12,000)
Accumulated deficit	(79,692)
Total Stockholders' Equity	1,408
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,408

We do not believe that our current cash and the cash flow we will generate from operations will be sufficient to sustain current level operations for at least the next twelve months. Therefore we will have the need for additional cash requirements during this time. If we require additional cash for our business we will attempt to raise additional funds by way of a public or private offering of equity securities or through a debt financing. To date we have not taken any steps to raise additional funds other than our initial offering. We believe that we will be able to raise sufficient funds in the event that funding is required to pursue our business over the next 12 months. However we have no basis for this belief and have had no communications with any potential investor regarding providing us with this financing over the next 12 months. In the event that our expected cash flow is not sufficient and we are not able to raise additional funds we may not be able to pursue our plan of operations as set forth above. Specifically we may not be able to market our website in the United States and through traditional sources such as a mix of media including newspaper and magazines, text links, e-mail newsletters and trade magazines. This would significantly hinder our ability to grow our business.

We believe that the actions presently being taken to implement our business plan and generate revenues provide the opportunity for us to continue as a going concern.

Please see the Risk Factor section on page 9 regarding the fact that our auditor has raised substantial doubts out our ability to continue as a going concern.

Capital Resources

The Company has no commitments for capital expenditures as of the latest fiscal period.  The Company intends to primarily focus its capital resources, if such resources become available in sufficient amounts, on procurement of products for sale and the marketing and distribution of those products.

Results of Operations

The following table sets forth the key components of our results of operations and key components of our revenue, for the period indicated:

Statements of Operations

From Inception
on January 15,
2010 Through
December 31,
2010
SALES	$21,171
COST OF SALES	2,186
GROSS PROFIT	18,985
OPERATING EXPENSES
General and administrative	11,387
Bad debt expense	18,940
Consulting	8,350
Executive services	60,000
Total Operating Expenses	98,677
LOSS FROM OPERATIONS	(79,692)
LOSS BEFORE INCOME TAXES	(79,692)
INCOME TAX EXPENSE	-
NET LOSS	$(79,692)
BASIC LOSS PER SHARE	$(0.00)
WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING	20,340,313

For period commencing with inception on January 15, 2010 through the end of the fiscal year on December 31, 2010, we had sales of $21,171 and a net loss of $79,692. The losses are attributable to our start-up operations and the administrative costs associated therewith.

To date we have not implemented our planned principal operations. Our ability to commence operations will be entirely dependent upon sales and the efforts of our management. If we do not raise adequate resources, we will be unable to establish a base of operations, without which we will be unable to begin to generate any revenues. The realization of revenues in the next 12 months is critically important in the execution of our plan of operations. However, we cannot guarantee that we will generate such growth. If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. We cannot assure any investor that, if needed, sufficient financing can be obtained or, if available, that it will be available on reasonable terms. Without realization of additional capital, if needed, it would be unlikely for operations to continue.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since inception until the present time, the principal independent accounting firm for the Company has not resigned, declined to stand for reelection or been dismissed. We have no disagreements with our independent registered public accounting firm on any matter of accounting principles or with any financial statement disclosures.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Directors and Executive Officers

Directors are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers are appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until resignation or removal from office.

Our Board of Directors does not have any nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service

Juan Cruz	33	Chairman, CEO, President and Director	Inception to present
Vernon Grant	30	COO, CFO, Vice President, Secretary, Treasurer and Director	Inception to Present

Our directors will hold office until the next annual meeting of the stockholders, typically held on or near the anniversary date of inception, and until successors have been elected and qualified.  At the present time, our officers were appointed by our directors and will hold office until resignation or removal from office.

The board of directors has no nominating, auditing or compensation committees.

Juan Cruz and Vernon Grant, our officers and directors, have outside interests and obligations other than CG Automotive Group, Inc. Both Mr. Cruz and Mr. Grant intend to spend approximately 15-20 hours per week on our business affairs.

At the date of this prospectus, CG Automotive Group, Inc. is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

Identification of Significant Employees

The Company does not presently have any full or part-time employees. The officers and directors of the Company are providing time and services as necessary for the development of the Company.

Family Relationships

There are no family relationships between any director, executive officer, or person nominated or chosen by the registrant to become a director or executive officer.

Business Experience of Each Director and Executive Officer

Juan Cruz, Chairman, Chief Executive Officer, President and Director – Mr. Cruz attended Miami-Dade Community College and obtained an Associate of Arts degree in Science.  Mr. Cruz has served as President and Chief Executive Officer of CVL Industries, Inc., a company he founded in 2005. CVL Industries, Inc. has not only a domestic market but international sales to South America, Central America, Cayman Island, Bahamas and Barbados as well. From 2003-2005 Mr. Cruz held the position of General Manager at Uncle Motorsports. Uncle Motorsports hired Mr. Cruz for his experience in the markets of OEM and accessories in order to maximize sales. Within two years, Mr. Cruz increased sales due to his marketing strategies and overseas contacts in Taiwan, China and Thailand. In 2004 Uncle Motorsports had become a premier company, according to Street Scene Magazine, in export, import and distribution facets of the business and was able to maximize the gross profit margin from 7.2 % to 21% overall in Uncle Motorsports’ products. From 2000-2002 Mr. Cruz was the General Manager for Super High Technology, Inc., a large wholesale and distributor of automotive specialty lighting. Mr. Cruz started with the company as a sales representative in the Miami office. He was able to advance to the position of sales manager as his sales grew. He was offered the General Manager position when he was able to direct new ideas which increased total sales to $10,000,000. As the General Manager, he was able to improve relationships with the largest automotive lamp Company, Eagle Eyes, to improve quality and to obtain Department of Transportation approvals that enabled the company to sell automotive lamps to Honda Ltd. Japan and United States.

Vernon R. Grant, Chief Operating Officer, Chief Fiscal Officer, Vice-President, Secretary, Treasurer and Director – Vernon R. Grant, III graduated in 2006 with a B.S. degree (Interdisciplinary Studies) in Computer/Electrical Engineering and a minor in Business Management from New York Institute of Technology (NYIT). From 2007-2011, Mr. Grant has represented CVL Industries, Inc., in Miami, Florida as the Chief Fiscal Officer and the Chief Operating Officer. His responsibilities include maintaining accounts receivable and accounts payable for 250+ customers and approximately 30 vendors. Mr. Grant is also responsible for the daily management operations of the company. He has devised a control system that can monitor their internal supply chain and can be used in the flow of sales orders to invoicing and onto shipping products in a timely manner. From 2005-2006 Mr. Grant worked at Classic Coach, Inc., in Elizabeth, New Jersey as an Electrical Engineer and Systems Administrator. His responsibilities included implementation and management of the computerization and building of the parts department, which included over 5,000 standard and often unique auto parts. He devised and maintained the parts department utilizing custom parts software. He deciphered hexadecimal and ASCII code for ECUs, Flash/Reconfiguring Erasable Programmable Read-Only Memory (EPROMs) and ECUs. Mr. Grant also devised control systems for several turbo and non-turbo exotic vehicles including Ferrari, Maserati, and Lamborghini. In 2005 Mr. Grant worked for Ohmie Labs, Inc., in Manhattan, New York, as an Engineering Contractor. His responsibilities included devising covert surveillance equipment for multiple U.S. government agencies and their vehicles and assisting in the design and fabrication of wireless and wired surveillance equipment utilizing DTMF technology. Mr. Grant was also a member of the design and fabrication team that put together the world’s smallest PTZ (Pan/Tilt/Zoom) camera system. Additionally, Mr. Grant assisted local law enforcement (NYPD) with various covert electronics in their vehicles. Mr. Grant served in the United States Marine Corps from November 1997 thru November 2005.  His primary military occupational specialty was Aircraft Maintenance and Administration, which he carried out for two years upon which he advanced to Quality Assurance (QA) for the next 6 years. During this time Mr. Grant’s responsibilities included maintaining the entire unit’s maintenance records and aircraft activities, periodically auditing all departments in the unit ensuring their mission readiness, preparing the unit for audits from the Marine Aircraft Group headquarters, training Marines in basic leadership skills, training several hundred Marines in various activities dealing with Crisis Management and Operational Risk Management.

Involvement in Certain Legal Proceedings

Juan Cruz and Vernon Grant, the officers and directors of the Company, have never filed for bankruptcy nor had a receiver, fiscal agent or similar officer appointed by a court for any business or property, have never been convicted in a criminal proceeding and are not named subjects of any pending criminal proceeding.  Additionally, neither Mr. Cruz nor Mr. Grant has ever been the subject of any order enjoining them from any type of business, securities or banking activities, nor have they ever been found to have violated any federal or state securities law.

Promoters and Control Persons

The Company is not involved with any promoters or control persons, with the exception of the founders, officers and directors, Juan Cruz and Vernon Grant.

Board Committees

Our board of directors has not established any committees, including an audit committee, a compensation committee, a nominating committee or any committee or committees performing similar functions. The functions of those committees are being undertaken by the entire board as a whole. Because we do not have any independent directors, our board of directors believes that the establishment of committees of the board would not provide any benefits to our company, could be considered more form than substance and would distract from our present goals of implementing our strategic production and marketing plans and becoming an economically viable company.

Directors

The maximum number of directors CG Automotive Group, Inc. is authorized to have is seven (7). However, in no event may the Company have less than one director. Although we anticipate appointing additional directors, the Company has not identified any such person or any time frame within which this may occur.

The board of directors has no nominating, auditing or compensation committees.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our board of directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our board of directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our board will participate in the consideration of director nominees. Our sole director is not an "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-K. In general, an "audit committee financial expert" is an individual member of the audit committee or board of directors who: (1) understands generally accepted accounting principles and financial statements, (2) is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves, (3) has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements, (4) understands internal controls over financial reporting, and (5) understands audit committee functions.

Our board of directors is comprised of individuals who were integral to our formation and who are involved in our day to day operations. These individuals, who have been instrumental to our development, do not have any professional background in finance or accounting. As with most small, early stage companies, until such time as our company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, we do not have any immediate prospects to attract independent directors. When we are able to expand our board of directors to include one or more independent directors, we intend to establish an audit committee of our board of directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our board of directors include "independent" directors, nor are we required to establish or maintain an audit committee or other committee of our board of directors.

Directors Compensation

Directors are not entitled to receive compensation, either directly or indirectly, for services rendered to CG Automotive Group, Inc., or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director. The Company has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors.

Corporate Code of Conduct and Ethics

A code of ethics is a written standard designed to deter wrongdoing and to promote: (1) honest and ethical conduct, (2) full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements, (3) compliance with applicable laws, rules and regulations, (4) the prompt reporting violation of the code, and (5) accountability for adherence to the code.

We adopted a corporate code of Conduct and ethics which is applicable to our directors, officers and employees. A copy has been attached to this registration statement as Exhibit 14.1.

Officers and Directors Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, the Company may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his or her position, if he or she acted in good faith and in a manner he or she reasonably believed to be in the Company’s best interest. The Company may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he or she is to be indemnified, the Company must indemnify the officer or director against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, then only by a court order. The indemnification coverage is intended to be to the fullest extent permitted by applicable laws.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to officers or directors under applicable state law, the Company is informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Stock Awards ($)	Securities; Underlying Shares(1)	All Other Compensation ($)	Total ($)
Juan Cruz Vernon Grant	2010 2010	- -	- -	- -	10,000 10,000	10,000,000 10,000,000	- -	10,000 10,000
Officers and Directors as a whole	2010	-	-	-	-	20,000,000	-	20,000

Footnotes:

(1)	Restricted common shares

Mr. Cruz and Mr. Grant have not received any monetary compensation from CG Automotive Group, Inc.  They have received common stock in CG Automotive Group, Inc. as follows:

On or about January 20, 2010, Juan Cruz, an officer and director of the Company, was issued 10,000,000 restricted shares of common stock as founder shares related to the founding and incorporation of the Company.

On or about January 20, 2010, Vernon Grant, an officer and director of the Company, was issued 10,000,000 restricted shares of common stock as founder shares related to the founding and incorporation of the Company.

Employment Contracts and Officers Compensation

Since CG Automotive Group, Inc.’s incorporation on January 15, 2010, we have not paid any monetary compensation to any officer, director or employee. We do not have employment agreements. Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, employment agreements will be executed. We do not currently have plans to pay any compensation until such time as the Company maintains a positive cash flow.

Stock Option Plan and Other Long-Term Incentive Plan

CG Automotive Group, Inc. does not have existing or proposed option or SAR grants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group.  Unless otherwise specified, all shares are owned solely by the shareholders indicated and those shareholders possess sole voting and investment power with respect to the shares shown.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class(3)

Common	Juan Cruz, Officer and Director	10,000,000	42.19%
Common	Vernon Grant, Officer and Director	10,000,000	42.19%
Common	All Directors and Officers as a group (2 people)	20,000,000	84.38%

Footnotes

(1)   The address of each executive officer and director is c/o CG Automotive Group, Inc., 1900 SW 43rd Terrace, Deerfield Beach, Florida 33442.
(2)  As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).
(3)  Based on 23,700,000 shares of our common stock outstanding

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Transactions with Related Persons

There have been no transactions or any currently proposed transaction, in which the registrant was or is to be a participant and in which any related person had or will have a direct or indirect material interest.

Promoters and Certain Control Persons

The Company has not had a promoter at any time. The only control persons are the founders, officers and directors, Juan Cruz and Vernon Grant.

On or about January 20, 2010, Juan Cruz, an officer and director of the Company, was issued 10,000,000 shares of common stock as founder shares related to the founding and incorporation of the Company. This transaction was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(2). Mr. Cruz is a sophisticated investor with full access to all company information.

On or about January 20, 2010, Vernon Grant, the sole officer and director of the Company, was issued 10,000,000 shares of common stock as founder shares related to the founding and incorporation of the Company. This transaction was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(2). Mr. Grant is a sophisticated investor with full access to all company information.

ITEM 12 – INCORPORATION OF CERTAIN MATERIAL BY REFERENCE

The Registrant does not elect to incorporate any material by reference.

ITEM 12A – DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of registrant’s legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

FINANCIAL STATEMENTS

CG AUTOMOTIVE GROUP, INC.

AUDIT REPORT OF INDEPENDENT ACCOUNTANTS
AND
FINANCIAL STATEMENTS

From Inception on January 15, 2010 through December 31, 2010

________________________________________________________________________________________________

SADLER, GIBB & ASSOCIATES, L.L.C.
CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
CG Automotive Group, Inc.

We have audited the accompanying balance sheet of CG Automotive Group, Inc. as of December 31, 2010, and the related statement of operations, stockholders’ equity (deficit) and cash flow for the period from January 15, 2010 (inception) through December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CG Automotive Group, Inc. as of December 31, 2010, and the related statements of operations, stockholders’ equity (deficit) and cash flow for the period from January 15, 2010 (inception) through December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not yet established an ongoing source of revenue sufficient to cover its operating costs which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler, Gibb & Associates

Salt Lake City, UT
July 18, 2011

CG AUTOMOTIVE GROUP, INC.
Balance Sheet

ASSETS

December 31,
2010

CURRENT ASSETS

Cash	$408
Prepaid expenses	1,000

Total Current Assets	1,408

TOTAL ASSETS	$1,408

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable	$-

Total Current Liabilities	-

STOCKHOLDERS' EQUITY

Common stock, 100,000,000 shares authorized at par value
of $0.001, 21,400,000 shares issued and outstanding	21,400
Additional paid-in capital	71,700
Stock subscriptions receivable	(12,000)
Accumulated deficit	(79,692)

Total Stockholders' Equity	1,408

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,408

The accompanying notes are an integral part of these financial statements.

CG AUTOMOTIVE GROUP, INC.
Statements of Operations

From Inception
on January 15,
2010 Through
December 31,
2010

SALES	$21,171

COST OF SALES	2,186

GROSS PROFIT	18,985

OPERATING EXPENSES

General and administrative	11,387
Bad debt expense	18,940
Consulting	8,350
Executive services	60,000

Total Operating Expenses	98,677

LOSS FROM OPERATIONS	(79,692)

LOSS BEFORE INCOME TAXES	(79,692)

INCOME TAX EXPENSE	-

NET LOSS	$(79,692)

BASIC LOSS PER SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING	20,340,313

The accompanying notes are an integral part of these financial statements.

CG AUTOMOTIVE GROUP, INC.
Statements of Stockholders' Equity

			Additional	Stock		Total
	Common Stock		Paid-In	Subscriptions	Accumulated	Stockholders'
	Shares	Amount	Capital	Receivable	Deficit	Equity

Balance January 15, 2010	-	$-	$-	$-	$-	$-

Common stock issued to founders
for cash and services	20,000,000	20,000	(20,000)	-	-	-

Contributed capital	-	-	1,100	-	-	1,100

Common stock issued for cash
at $0.06 per share	100,000	100	5,900	-	-	6,000

Common stock issued for cash and
subscriptions receivable at $0.02
per share	1,300,000	1,300	24,700	(12,000)	-	14,000

Services contibuted by shareholders	-	-	60,000	-	-	60,000

Net loss for the period from
inception on January 15, 2010
through December 31, 2010	-	-	-	-	(79,692)	(79,692)

Balance, December 31, 2010	21,400,000	$21,400	$71,700	$(12,000)	$(79,692)	$1,408

The accompanying notes are an integral part of these financial statements.

CG AUTOMOTIVE GROUP, INC.
Statement of Cash Flows

From Inception
on January 15,
2010 Through
December 31,
2010

OPERATING ACTIVITIES

Net loss	$(79,692)
Adjustments to reconcile net loss to
net cash used by operating activities:
Contributed services	60,000
Bad debt expense	18,940
Cash Used by Operating Activities:
Change in accounts receivable	(11,440)
Change in prepaid expenses	(1,000)
Change in related party receivables	(7,500)

Net Cash Used in Operating Activities	(20,692)

INVESTING ACTIVITIES	-

FINANCING ACTIVITIES

Common stock issued for cash	20,000
Contributed capital	1,100

Net Cash Provided by Financing Activities	21,100

NET DECREASE IN CASH	$408

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$408

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-
Income taxes	$-

The accompanying notes are an integral part of these financial statements

CG AUTOMOTIVE GROUP, INC.
Notes to Financial Statements
December 31, 2010

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business
CG Automotive Group, Inc. (the Company) was incorporated under the laws of the State of Florida on January 15, 2010.  The Company is engaged in the wholesale aftermarket automotive accessory business.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Earnings per Common Share
Basic earnings per share are calculated by dividing the Company’s net income applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of December 31, 2010.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Advertising Costs
The Company’s policy regarding advertising is to expense advertising costs when incurred. The Company has not incurred any advertising expenses.

Cash and Cash Equivalents
For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Income Taxes
The Company provides for income taxes under ASC 740, Accounting for Income Taxes. ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. The Company’s predecessor operated as entity exempt from Federal and State income taxes.

ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

[Balance of Page Intentionally Left Blank]

CG AUTOMOTIVE GROUP, INC.
Notes to Financial Statements
December 31, 2010

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 39% to net the loss before provision for income taxes for the following reasons:
December 31, 2010
Income tax expense at statutory rate	$(31,080)
Contributed services	23,400
Bad debt expense	7,387
Valuation allowance	293
Income tax expense per books	$-

Net deferred tax assets consist of the following components as of:

December 31, 2010
NOL carryover	$293
Valuation allowance	(293)
Net deferred tax asset	$-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $31,080 for federal income tax reporting purposes are subject to annual limitations. When a change in ownership occurs, net operating loss carry forwards may be limited as to use in future years.

Accounting Basis
The basis is accounting principles generally accepted in the United States of America.  The Company has adopted a December 31 fiscal year end.

Stock-Based Compensation.
As of December 31, 2010, the Company has not issued any share-based payments to its employees.

The Company adopted SFAS No. 123-R effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1,2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

Advertising Costs
The Company’s policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of December 31, 2010 and 2009.

CG AUTOMOTIVE GROUP, INC.
Notes to Financial Statements
December 31, 2010

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements
Below is a listing of the most recent accounting pronouncements issued since through January 11, 2011. The Company has evaluated these pronouncements and their adoption has not had or is not expected to have a material impact on the Company’s financial position, or statements.

In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary. This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP. An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10). For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160.

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force). This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260. Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 - EQUITY TRANSACTIONS

On January 15, 2010, the Company issued 20,000,000 shares of common stock to founders at zero value, as payment for organizational services rendered.

[Balance of Page Intentionally Left Blank]

CG AUTOMOTIVE GROUP, INC.
Notes to Financial Statements
December 31, 2010

NOTE 3 - EQUITY TRANSACTIONS (CONTINUED)

During the period from inception on January 15, 2010 through December 31, 2010, the Company issued 100,000 shares of common stock for cash at $0.06 per common share, yielding total cash proceeds of $6,000. The Company issued an additional 700,000 shares for cash at $0.02 per share, yielding total cash proceeds of $14,000.

The Company also issued 600,000 shares of common stock at $0.02 per share for subscriptions receivable, totaling $12,000.

At December 31, 2010 the Company had 21,400,000 common shares issued and outstanding.  The Company is authorized to issue 100,000,000 common shares.

NOTE 4 - SHAREHOLDER CONTRIBUTIONS

During the period ended December 31, 2010, a shareholder contributed $1,100 cash in order to open the Company checking account and pay certain company expenses.

For the period from inception on January 15, 2010 through December 31, 2010, the Company’s corporate officers have provided their services to the Company without payment.  These services have been valued at an aggregate of $60,000, and are deemed to have been contributed by the officers to the Company.  At December, 2010 the Company had no obligation for payment with respect to these services.

NOTE 5 - RELATED-PARTY RECEIVABLE

During the year ended December 31, 2010 the Company made various office facility lease payments on behalf of a related party.  These payments totaled $7,500 at December 31, 2010.  This amount was written-off to bad debt expense during the year ended December 31, 2010.

NOTE 6 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) Company management reviewed all material events through the date of this report, and there are no material subsequent events to report.

On or about April 1, 2011, Nevada Business Development Corporation was issued 1,150,000 shares of common stock for services and expenses, paid on behalf of the Company, related to general business consulting development of the
                Company and management of its corporate documents.  The shares were valued based on the estimated fair market value of the services provided.

On or about June 20, 2011, Progressive Advantage, Inc. was issued 1,150,000 shares of common stock for services andexpenses, paid on behalf of the Company, related to general business consulting, development of the Company and management of its corporate documents.  The shares were valued based on the estimated fair market value of the services provided.

[Balance of Page Intentionally Left Blank]

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the approximate costs and expenses estimated by the Company in connection with the issuance and distribution of the securities being registered hereunder.

Legal and Professional Fees	$1,000
Accounting Fees	$3,000
Escrow Fees	$0
Registration Fees	$100
Blue Sky Fees (if applicable)	$1,000

All amounts are estimates. We are paying all expenses of this registration statement listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 14 - INDEMNIFICATION OF OFFICERS AND DIRECTORS

CG Automotive Group, Inc.’s Articles of Incorporation and Bylaws provide for the indemnification of any present or former director or officer. The Company indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney's fees actually or reasonably incurred by him. Applicable state law may also provide for discretionary indemnification for each person who serves as an officer or director.  We may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES

Since inception on January 15, 2010, CG Automotive Group, Inc. issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On or about January 20, 2010, Juan Cruz, an officer and director of the Company, was issued 10,000,000 shares of common stock as founder shares related to the founding and incorporation of the Company. This transaction was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(2). Mr. Cruz is a sophisticated investor with full access to all company information.

On or about January 20, 2010, Vernon Grant, the sole officer and director of the Company, was issued 10,000,000 shares of common stock as founder shares related to the founding and incorporation of the Company. This transaction was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(2). Mr. Grant is a sophisticated investor with full access to all company information.

Between inception and December 31, 2010, we completed a Regulation D Rule 506 offering in which we sold 1,300,000 shares of common stock to 16 investors, at a price of $0.02 per share for an aggregate offering price of $26,000 and 100,000 shares of common stock to 1 investor, at a price of $0.06 per share for an aggregate offering price of $6,000.

On or about April 1, 2011, Nevada Business Development Corporation was issued 1,150,000 shares of common stock for services and expenses, paid on behalf of the Company, related to general business consulting, development of the Company and management of its corporate documents.  The shares were valued based on the estimated fair market value of the services provided. This transaction was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(2). Nevada Business Development Corporation is a sophisticated investor with full access to all company information.

On or about June 20, 2011, Progressive Advantage, Inc. was issued 1,150,000 shares of common stock for services and expenses, paid on behalf of the Company, related to general business consulting, development of the Company and management of its corporate documents.  The shares were valued based on the estimated fair market value of the services provided.  This transaction was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(2). Progressive Advantage, Inc. is a sophisticated investor with full access to all company information.

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or sale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in December 2010 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 16 - EXHIBITS

Exhibit Number	Name/Identification of Exhibit

3.1	Articles of Incorporation
3.2	Amended Articles of Incorporation
3.3	Bylaws
5.1	Legal Opinion
14.1	Corporate Code of Conduct and Ethics
23.1	Consent of Attorney
23.2	Consent of Independent Auditor

ITEM 17 - UNDERTAKINGS

Undertakings

The registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
iii.                To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
ii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iii.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be executed on its behalf by the undersigned, thereunto authorized in the City of Deerfield Beach, State of Florida on July 7, 2011.

CG Automotive Group, Inc.
(Registrant)

By: /s/ Juan Cruz
Juan Cruz
Chairman, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Juan Cruz	Chairman, Chief Executive Officer,	July 7, 2011
Juan Cruz	President and Director

/s/ Vernon Grant	Chief Operating Officer, Chief Fiscal	July 7, 2011
Vernon Grant	Officer, Secretary, Treasurer and Director

Exhibit Number	Name/Identification of Exhibit

3.1	Articles of Incorporation
3.2	Amended Articles of Incorporation
3.3	Bylaws
5.1	Legal Opinion
14.1	Corporate Code of Conduct and Ethics
23.1	Consent of Attorney
23.2	Consent of Independent Auditor